UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2026

Rocky Mountain Chocolate Factory, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36865	47-1535633
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

265 Turner Drive

Durango, Colorado 81303

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (970) 259-0554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant To Section 12(b) Of The Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RMCF	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced on July 6, 2026, the Board of Directors (the "Board") of Rocky Mountain Chocolate Factory, Inc. (the "Company") appointed Allen C. Harper as Interim Chief Executive Officer and Principal Executive Officer of the Company, effective June 30, 2026 (the "Start Date").

On July 8, 2026, Mr. Harper and the Company entered into an offer letter (the "Offer Letter") in connection with his appointment as Interim Chief Executive Officer, which provides that Mr. Harper will receive (i) an annual base salary of $140,000 (or $70,000 for a six-month period), (ii) a special equity incentive grant, as described below, and (iii) customary employee benefits. Pursuant to the Offer Letter, Mr. Harper has agreed to serve for up to six months as Interim Chief Executive Officer beginning on the Start Date, subject to extension by the Board if it determines that doing so is in the best interest of the Company. Mr. Harper will continue as an "at-will" employee of the Company, and the parties acknowledge that the Interim Chief Executive Officer position is intended as a temporary position until a full-time Chief Executive Officer is appointed, which shall not be construed to alter the at-will nature of Mr. Harper’s employment.

Mr. Harper’s base salary is payable bi-weekly in accordance with the Company’s normal payroll procedures. No severance is payable to Mr. Harper upon termination of his employment unless the Compensation Committee of the Board determines that severance is appropriate.

In connection with his appointment, Mr. Harper was awarded a special equity incentive grant in the form of restricted stock units ("RSUs") with a value of $130,000 as of July 8, 2026 (the "Grant Date"). The number of shares subject to the RSUs will be calculated by dividing $130,000 by the volume weighted average stock price for the twenty (20) trading days prior to the Grant Date, with any fractional share rounded to the nearest whole share. The RSUs will vest in six equal monthly installments beginning on the Grant Date, for as long as Mr. Harper continues to serve as Interim Chief Executive Officer. The RSUs will be governed by the terms of the Company’s 2024 Equity Incentive Plan (as amended from time to time) and the award agreement evidencing the RSU grant. Mr. Harper’s equity incentive grants are subject to the terms and conditions of other agreements required by the Company as a condition of his employment, as well as any stock ownership guidelines and/or incentive compensation recoupment policies that may be adopted by the Board or the Compensation Committee.

The foregoing description of the Offer Letter is not complete and is qualified in its entirety by reference to the full text of the Offer Letter filed as Exhibit 10.1 to this Current Report on Form 8-K/A and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Offer Letter, dated July 8, 2026, by and between Rocky Mountain Chocolate Factory, Inc., and Allen C. Harper

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

Date: July 13, 2026

	By:	/s/ Carrie Cass
		Name:	Carrie Cass
		Title:	Chief Financial Officer

2